EXHIBIT (c)2

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                          ROTECH MEDICAL CORPORATION

                                       AND

                            PNC BANK, KENTUCKY, INC.,
                                   AS TRUSTEE




                                -----------------

                             SUPPLEMENTAL INDENTURE

                          DATED AS OF OCTOBER 21, 1997

                                -----------------

                                  $110,000,000

               5 1/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2003

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



                             SUPPLEMENTAL INDENTURE


         SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of October 21, 1997 between ROTECH MEDICAL CORPORATION, a corporation duly organized and existing under the laws of the State of Florida (herein called the "COMPANY"), and PNC BANK, KENTUCKY, INC., a Kentucky banking corporation, as Trustee (herein called the "TRUSTEE").

                             RECITALS OF THE COMPANY

         The Company has issued $110,000,000 in principal amount of its 5 1/4% Convertible Subordinated Debentures due 2003 (herein called the "SECURITIES") on June 1, 1996 as contemplated by the Indenture (the "INDENTURE"), dated as of June 1, 1996, between the Company and the Trustee.

         On July 6, 1997, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Integrated Health Services, Inc., a Delaware corporation ("IHS"), and IHS Acquisition XXIV, Inc., a Florida corporation that is wholly owned by IHS ("Merger Sub"), pursuant to which Merger Sub will be merged with and into the Company (the "Merger") and the Company will be the surviving corporation and a wholly owned subsidiary of IHS.

         As a result of the Merger each issued and outstanding share of Common Stock, par value $.0002 per share, of RoTech (the "RoTech Common Stock" and the issued and outstanding shares thereof, the "RoTech Shares"), without any further action by the holder thereof, shall be converted into the right to receive, and become exchangeable for a merger consideration (the "Merger Consideration") consisting of .5806 (the "Exchange Ratio") validly issued, fully paid and nonassessable shares of Common Stock, $.001 par value, of IHS (the "IHS Common Stock," shares thereof, "IHS Shares" and the IHS Shares to be issued pursuant hereto, the "IHS Merger Shares"); provided however, that in lieu of issuing certificates or scrip representing fractional shares of IHS Common Stock upon the surrender for exchange of stock certificates representing shares of IHS Common Stock, each holder of RoTech Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of IHS Common Stock (after taking into account all stock certificates representing RoTech Shares delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of IHS Common Stock multiplied by the average closing New York Stock Exchange price of such stock for the thirty (30) trading day period ending on the date which is two (2) trading days prior to the Effective Time.

         Pursuant to Section 1311 of the Indenture, as a result of the Merger, the Holder (such term and each other capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Indenture) of each Security then Outstanding shall have the right after the effective time of the Merger (the "Effective Time"), during the period such Security shall be convertible as specified in Section 1301 of the Indenture (the "Conversion Period"), to convert such Security only into the kind and amount of securities, cash and other property, if any, receivable upon


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the  occurrence  of the  Merger  by a holder  of the  number of shares of RoTech
Common Stock into which such Security might have been converted immediately prior to the Merger, assuming that such holder of RoTech Common Stock (i) is not a Constituent Person, or an Affiliate of a Constituent Person, and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon the Merger (an "Unaffected Person").

         Pursuant to Section 1311 of the Indenture, as a result of the Merger, the Company as the surviving entity of the Merger is required to execute and deliver this Supplemental Indenture to the Trustee.

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                                   ARTICLE ONE

                                EFFECT OF MERGER

SECTION 101. CONVERSION RIGHTS. Commencing at the Effective Time, during the Conversion Period, if and to the extent that any Holder of any Security then Outstanding (other than Unaffected Persons) would otherwise have been entitled to convert such Security into RoTech Shares, such Security shall be convertible into IHS Shares, and accordingly, Article Thirteen of the Indenture automatically shall be deemed amended, effective as of the Effective Time, so that all references therein to "Common Stock" shall thereafter be deemed to refer to shares of IHS Common Stock, references therein to the "Company" in Sections 1303 through and including 1312 shall be deemed to refer to IHS (unless the context shall require otherwise), and the conversion price referred to therein shall be $45.21 until further adjusted in accordance with Article Thirteen of the Indenture as amended by this Supplemental Indenture.

SECTION 102 COMPLIANCE WITH SECTION 801 AND 903. Concurrently herewith, the Company is delivering to the Trustee, an Officers' Certificate and Opinion of Counsel from the Company's General Counsel, each stating that the Merger and this Supplemental Indenture comply with Articles Eight and Nine of the Indenture and all conditions precedent set forth in Section 801 and 903 of the Indenture have been complied with.

                                   ARTICLE TWO

                                  MISCELLANEOUS

SECTION 201 NO OTHER AMENDMENTS. Except for the amendments expressly set forth herein, the Indenture shall not be deemed to have been modified or amended and shall remain in full force and effect.


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

SECTION 202 COUNTERPARTS. This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                       ROTECH MEDICAL
                                       CORPORATION


                                       By:    /s/ Stephen P. Griggs
                                              ----------------------------------
                                       Name:  Stephen P. Griggs
                                       Title: President, Chief Operating Officer


Attest:


/s/ William A. Walker II
-----------------------------
William A. Walker II
Corporate Secretary


                                       PNC BANK, KENTUCKY, INC.,
                                       AS TRUSTEE


                                       By:    /s/
                                              ----------------------------------
                                       Name:
                                              ----------------------------------
                                       Title: Assistant Vice President

Attest:


/s/
-----------------------------
Name:________________________
Title:_______________________



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

STATE OF FLORIDA             )
                             )        ss.
COUNTY OF ORANGE             )

         On the 20th day of October, 1997, before me personally came Stephen P. Griggs, to me known who, being by me duly sworn, did depose and say that he is President, Chief Operating Officer of RoTech Medical Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                       /s/ M. Deborah Fricke
                                       -----------------------------------------
                                           M. Deborah Fricke


                             )
                             )        ss.
                             )

         On the     day of            , 1997, before me personally came Jack R.
Cornwall, to me known who, being by me duly sworn, did depose and say that he is Assistant Vice President of PNC BANK, KENTUCKY, INC., a Kentucky banking corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


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